[LOGO] First Niagara
       Financial Group, Inc.

           FIRST NIAGARA FINANCIAL GROUP REPORTS FIRST QUARTER RESULTS

Lockport, N.Y. - April 13, 2006 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the first quarter of 2006 increased to $22.6 million, or $0.21 per diluted share from $21.1 million, or $0.19 per diluted share for the same period of 2005. This represents a 7% increase in net income and an 11% increase in diluted earnings per share from a year ago. These results compare to net income and diluted earnings per share of $23.5 million and $0.21, respectively, for the fourth quarter of 2005.

The results for the quarter reflect the flatter than expected yield curve, which continues to put pressure on the Company's net interest rate margin. However, mitigating the impact of the margin decline were the benefits of solid loan growth, favorable credit trends and strong results in our financial services businesses. Given the constraints on revenue growth, the Company has refocused its efforts on the implementation of process improvement and efficiency initiatives which, combined with the continued execution of its relationship based strategy, will best position the Company for future earnings growth.

For the first quarter, the taxable equivalent net interest rate margin was 3.68%, 2 basis points below the linked quarter (3.60% excluding taxable equivalent adjustments, which compares to 3.63% for the linked quarter). The benefit of 9% annualized loan growth helped minimize further spread compression resulting from the continuing shift in funding towards higher cost deposits as well as the further flattening of the yield curve. Total loans increased $117.7 million, including a 27% annualized increase in commercial business loans and a 15% annualized increase in relationship-based home equity loans. Also, the commercial and residential real estate portfolios increased 7% and 5% on an annualized basis, respectively. These increases, along with the continued repricing of variable rate assets, resulted in a 16 basis point improvement in the taxable equivalent yield on interest-earnings assets to 5.89% during the quarter.

At March 31, 2006, deposits totaled $5.53 billion, an increase of 3% on an annualized basis over year-end. Although the growth continues to be in higher-rate certificate and money market accounts, the Company's relationship based strategy gained further momentum as the number of deposit accounts increased 4% on an annualized basis and the ratio of opened to closed accounts improved to 1.35 versus the linked quarter of 1.12. However, as a result of the continuing shift in deposit mix, as well as the increase in short-term rates during the period, the yield on interest-bearing liabilities increased 21 basis points over the linked quarter to 2.58%.

Credit quality continues to be favorable. Annualized net charge-offs to average loans and non-performing loans to total loans for the first quarter of 0.17% and 0.38%, respectively, improved from the 0.19% and 0.41%, respectively, in the linked quarter. Accordingly, a provision for loan losses of $2.3 million was set aside during the period. At March 31, 2006, the allowance for credit losses was 1.34% of total loans and 351% of non-performing loans.

Noninterest income was $25.9 million for the first quarter of 2006 compared to $26.2 million for the linked quarter. This decrease was primarily the result of a $724 thousand decline in consumer banking fees due to seasonal fluctuations as well as lower overall activity levels. However, reflecting the Company's continuing focus on its financial services businesses, wealth management revenue increased 45% during the quarter and risk management revenue remained strong at $10.8 million. Noninterest income represented 29% of total net revenues for the first quarter of 2006 and continues to be a priority during this challenging interest rate environment.

The continued growth in the Company's financial services businesses and ongoing expansion of its branch network, as well as continuing investments in customer centric Blueprint initiatives, increased noninterest expense to $51.9 million compared to $50.4 million for the linked quarter. The increase in salaries and benefits also includes $375 thousand related to the expensing of stock options, effective January 1, 2006. The consolidated efficiency ratio for the first three months of 2006 was 59%, compared to the linked quarter of 57%.

During the quarter, the Company repurchased an additional 1.1 million shares of its common stock. As of March 31, 2006, 7.4 million shares remain available for repurchase, which includes the 5.6 million share authorization announced near the end of the first quarter.

Outlook - For the reminder of the year, the flatter than expected yield curve as well as very competitive loan and deposit pricing will continue to put pressure on the Company's net interest rate margin. We expect our taxable equivalent margin for the year will range from 3.60% to 3.70%. The keys remain to improve balance sheet mix, including commercial loan and noninterest bearing deposit growth, as well as profitable revenue diversification through the expansion of our financial services businesses. The Company is also very focused on efficiently managing all aspects of the business while driving better execution of strategic initiatives. While current market conditions could compromise the Company's ability to achieve its double digit organic earnings per share growth goal, management remains focused on improving earnings while continuing to position First Niagara for even more profitable growth as market conditions improve.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.1 billion and deposits of $5.5 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 120 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Thursday April 13, 2006 to discuss these first quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until April 28, 2006 by dialing 1-877-660-6853, account number 240, conference number 197409.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
Paul J. Kolkmeyer................  President and CEO
John R. Koelmel..................  Chief Financial Officer
Christopher J. Thome.............  Reporting and Investor Relations Manager
                                   (716) 625-7645
                                   chris.thome@fnfg.com
Leslie G. Garrity................  Public Relations and Corporate Communications
                                   Manager
                                   (716) 625-7528
                                   leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                       2006                                      2005
                                                   -----------      --------------------------------------------------------------
                                                     March 31,      December 31,    September 30,       June 30,         March 31,
                                                   -----------      ------------    -------------     -----------      -----------
==================================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
==================================================================================================================================
Securities available for sale                      $ 1,489,402        1,604,888        1,663,178        1,726,822        1,741,486
Loans and leases:
  Commercial:
    Real estate                                    $ 1,904,305        1,870,483        1,818,217        1,773,773        1,721,393
    Business                                       $   504,935          473,571          479,473          482,855          462,549
                                                   -----------      -----------      -----------      -----------      -----------
      Total commercial loans                       $ 2,409,240        2,344,054        2,297,690        2,256,628        2,183,942

  Residential real estate                          $ 2,209,518        2,182,907        2,136,961        2,117,609        2,114,420
  Home equity                                      $   418,719          403,340          383,350          355,030          344,589
  Other consumer                                   $   182,367          178,732          181,488          178,681          186,413
  Specialized lending                              $   164,552          159,759          159,935          158,361          154,380
  Net deferred costs and discounts                 $    21,927           19,847           16,153           13,798           12,573
                                                   -----------      -----------      -----------      -----------      -----------
      Total loans and leases                       $ 5,406,323        5,288,639        5,175,577        5,080,107        4,996,317
  Allowance for credit losses                      $    72,441           72,340           72,290           72,869           72,868
                                                   -----------      -----------      -----------      -----------      -----------
      Loans and leases, net                        $ 5,333,882        5,216,299        5,103,287        5,007,238        4,923,449
Goodwill and other intangibles                     $   757,738          760,707          763,250          735,514          738,191
Total assets                                       $ 8,079,957        8,064,832        8,039,284        7,982,290        7,907,976
Total interest-earning assets                      $ 6,982,778        6,958,015        6,928,114        6,857,411        6,801,056

Deposits:
  Core:
    Savings                                        $ 1,604,326        1,619,187        1,652,552        1,664,203        1,705,258
    Interest-bearing checking                      $ 1,167,361        1,182,995        1,130,264        1,170,013        1,241,760
    Noninterest-bearing                            $   584,820          592,076          569,308          567,134          524,219
                                                   -----------      -----------      -----------      -----------      -----------
      Total core deposits                          $ 3,356,507        3,394,258        3,352,124        3,401,350        3,471,237
  Certificates                                     $ 2,169,838        2,085,154        1,996,097        1,847,696        1,704,498
                                                   -----------      -----------      -----------      -----------      -----------
      Total deposits                               $ 5,526,345        5,479,412        5,348,221        5,249,046        5,175,735

Borrowings                                         $ 1,082,410        1,096,427        1,163,327        1,245,328        1,235,860
Total interest-bearing liabilities                 $ 6,023,935        5,983,763        5,942,240        5,927,240        5,887,376
Net interest-earning assets                        $   958,843          974,252          985,874          930,171          913,680
Stockholders' equity                               $ 1,367,385        1,374,423        1,380,970        1,381,168        1,390,713
Tangible equity (1)                                $   609,647          613,716          617,720          645,654          652,522
Securities available for sale fair value
  adjustment included in stockholders' equity      $   (22,562)         (18,083)         (15,005)          (8,080)         (15,247)
Common shares outstanding (2)                          107,721          108,656          109,755          110,162          112,460
Treasury shares                                          8,276            7,280            6,117            5,680            3,327
Total loans serviced for others                    $   378,665          378,253          372,341          368,436          372,461

==================================================================================================================================
CAPITAL
==================================================================================================================================
Tier 1 risk based capital                                11.23%           11.01%           11.95%           12.01%           12.52%
Total risk based capital                                 12.48%           12.26%           13.20%           13.26%           13.77%
Tier 1 (core) capital                                     7.57%            7.56%            8.11%            8.10%            8.44%
Tangible capital                                          7.57%            7.56%            8.11%            8.10%            8.44%
Equity to assets                                         16.92%           17.04%           17.18%           17.30%           17.59%
Tangible equity to tangible assets(1)                     8.33%            8.40%            8.49%            8.91%            9.10%
Book value per share (2)                           $     12.69            12.65            12.58            12.54            12.37
Tangible book value per share (1)(2)               $      5.66             5.65             5.63             5.86             5.80

==================================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
==================================================================================================================================
Non-performing loans:
  Commercial real estate                           $     8,122            6,755            8,791            4,339            4,513
  Commercial business                              $     3,074            3,171            2,541            3,864            2,005
  Residential real estate                          $     4,905            5,911            5,389            5,472            7,694
  Home equity                                      $       678              567              621              685              803
  Other consumer                                   $       742              953            1,060              667              915
  Specialized lending                              $     3,089            4,573            3,945            4,058            4,148
                                                   -----------      -----------      -----------      -----------      -----------
    Total non-performing loans                     $    20,610           21,930           22,347           19,085           20,078
Real estate owned                                  $       986              843            1,097              977            1,111
                                                   -----------      -----------      -----------      -----------      -----------
    Total non-performing assets                    $    21,596           22,773           23,444           20,062           21,189

Net loan charge-offs                               $     2,199            2,450            2,226              899            1,539
Net charge-offs to average loans (annualized)             0.17%            0.19%            0.17%            0.07%            0.13%
Provision for credit losses                        $     2,300            2,500            1,647              900            2,301
Provision for credit losses as a
  percentage of average loans (annualized)                0.18%            0.19%            0.13%            0.07%            0.19%
Total non-performing loans to total loans                 0.38%            0.41%            0.43%            0.38%            0.40%
Total non-performing assets as a
  percentage of total assets                              0.27%            0.28%            0.29%            0.25%            0.27%
Allowance for credit losses to total loans                1.34%            1.37%            1.40%            1.43%            1.46%
Allowance for credit losses
  to non-performing loans                                351.5%           329.9%           323.5%           381.8%           362.9%
----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                            1,958            1,984            1,922            1,777            1,720
Number of branches                                         120              118              117              116              115

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                            2006                                  2005
                                                          --------    -------------------------------------------------------------
                                                            First      Year Ended    Fourth        Third       Second        First
                                                           Quarter    December 31,   Quarter      Quarter      Quarter      Quarter
                                                          --------    ------------  --------     --------     --------     --------
===================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
===================================================================================================================================
Interest income                                           $100,630      375,217       98,475       96,297       93,930       86,515
Interest expense                                          $ 38,077      125,067       35,613       32,801       30,368       26,285
                                                          --------     --------     --------     --------     --------     --------
    Net interest income                                   $ 62,553      250,150       62,862       63,496       63,562       60,230
Provision for credit losses                               $  2,300        7,348        2,500        1,647          900        2,301
                                                          --------     --------     --------     --------     --------     --------
    Net interest income after provision
     for credit losses                                    $ 60,253      242,802       60,362       61,849       62,662       57,929

Noninterest income:
  Banking services                                        $  9,051       37,327        9,775       10,115        9,448        7,989
  Risk management services                                $ 10,820       29,838       10,183        8,213        5,837        5,605
  Employee benefits administration                        $    895        1,588        1,226          362           --           --
  Wealth management services                              $  2,273        6,753        1,572        1,700        1,776        1,705
  Lending and leasing                                     $  1,747        7,204        1,935        1,923        1,770        1,576
  Bank-owned life insurance                               $    747        3,837          744          965        1,072        1,056
  Other                                                   $    378        4,116          776        2,362          498          480
                                                          --------     --------     --------     --------     --------     --------
    Total noninterest income                              $ 25,911       90,663       26,211       25,640       20,401       18,411

Noninterest expense:
  Salaries and benefits                                   $ 29,602       99,522       27,630       26,006       23,677       22,209
  Occupancy and equipment                                 $  5,673       18,823        4,904        4,765        4,677        4,477
  Technology and communications                           $  4,994       19,555        5,573        5,091        4,827        4,064
  Marketing and advertising                               $  1,787        6,994        1,455        1,685        2,143        1,711
  Professional services                                   $    863        7,784        1,720        1,718        1,802        2,544
  Amortization of intangibles                             $  3,080       12,083        3,467        3,254        2,854        2,508
  Other                                                   $  5,910       23,445        5,635        5,289        6,181        6,340
                                                          --------     --------     --------     --------     --------     --------
    Total noninterest expense                             $ 51,909      188,206       50,384       47,808       46,161       43,853

    Income before income taxes                            $ 34,255      145,259       36,189       39,681       36,902       32,487
Income taxes                                              $ 11,647       52,400       12,689       15,508       12,811       11,392
                                                          --------     --------     --------     --------     --------     --------
    Net income                                            $ 22,608       92,859       23,500       24,173       24,091       21,095
                                                          ========     ========     ========     ========     ========     ========
===================================================================================================================================
STOCK AND RELATED PER SHARE DATA
===================================================================================================================================
Net income per share:
  Basic                                                   $   0.21         0.85         0.22         0.22         0.22         0.19
  Diluted                                                 $   0.21         0.84         0.21         0.22         0.22         0.19
Cash dividends                                            $   0.11         0.38         0.10         0.10         0.09         0.09
Dividend payout ratio                                        52.38%       44.71%       45.45%       45.45%       40.91%       47.37%
Dividend yield (annualized)                                   3.04%        2.63%        2.74%        2.75%        2.48%        2.76%
Market price (NASDAQ: FNFG):
  High                                                    $  15.16        15.16        15.15        15.16        14.65        14.16
  Low                                                     $  13.38        12.05        13.35        13.78        12.05        12.80
  Close                                                   $  14.66        14.47        14.47        14.44        14.58        13.21

===================================================================================================================================
SELECTED RATIOS
===================================================================================================================================
Net income (annualized):
  Return on average assets                                    1.14%        1.18%        1.16%        1.20%        1.22%        1.15%
  Return on average equity                                    6.67%        6.76%        6.76%        6.89%        6.95%        6.40%
  Return on average tangible equity (1)                      14.88%       14.41%       15.12%       14.84%       14.81%       12.89%

Noninterest income as a percentage of net revenue            29.29%       26.60%       29.43%       28.77%       24.30%       23.41%
Efficiency ratio - Consolidated                               58.7%        55.2%        56.6%        53.6%        55.0%        55.8%
                 - Banking segment (3)                        54.2%        51.0%        50.1%        49.1%        52.1%        53.0%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                 2006                                        2005
                                              ----------    -----------------------------------------------------------------------
                                                 First       Year Ended       Fourth          Third         Second         First
                                                Quarter     December 31,      Quarter        Quarter        Quarter        Quarter
                                              ----------    ------------    ----------     ----------     ----------     ----------
===================================================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
===================================================================================================================================
Securities, at amortized cost                 $1,592,764      1,688,250      1,650,915      1,684,748      1,750,517      1,667,038
Loans (4)
Commercial:
    Real estate                               $1,869,891      1,748,839      1,837,831      1,791,748      1,737,247      1,625,727
    Business                                  $  478,253        462,355        469,860        471,258        468,471        439,397
                                              ----------     ----------     ----------     ----------     ----------     ----------
     Total commercial loans                   $2,348,144      2,211,194      2,307,691      2,263,006      2,205,718      2,065,124
  Residential                                 $2,209,575      2,095,963      2,171,723      2,127,127      2,117,358      1,965,030
  Home equity                                 $  410,952        360,519        397,192        366,467        347,997        329,611
  Other consumer                              $  186,486        186,368        185,191        182,406        186,551        191,436
  Specialized lending                         $  165,175        159,645        164,174        162,846        160,580        150,800
                                              ----------     ----------     ----------     ----------     ----------     ----------
    Total loans                               $5,320,332      5,013,689      5,225,971      5,101,852      5,018,204      4,702,001

Total interest-earning assets                 $6,976,304      6,778,663      6,942,574      6,886,717      6,845,424      6,433,151
Goodwill and other intangibles                $  759,284        729,816        761,802        746,494        737,231        672,573
Total assets                                  $8,035,848      7,852,588      8,012,375      8,002,582      7,934,615      7,452,984

Interest-bearing liabilities:
  Savings accounts                            $1,601,868      1,643,757      1,627,571      1,669,466      1,675,953      1,601,471
  Checking                                    $1,148,515      1,174,366      1,169,508      1,151,334      1,187,863      1,189,229
  Certificates of deposit                     $2,107,851      1,831,418      2,043,388      1,905,781      1,800,333      1,570,152
  Borrowed funds                              $1,127,879      1,176,711      1,102,370      1,183,924      1,239,808      1,181,532
                                              ----------     ----------     ----------     ----------     ----------     ----------
    Total interest-bearing liabilities        $5,986,113      5,826,252      5,942,837      5,910,505      5,903,957      5,542,384

Noninterest-bearing deposits                  $  556,840        547,599        574,364        584,871        547,366        482,375
Total deposits                                $5,415,074      5,197,140      5,414,831      5,311,452      5,211,515      4,843,227
Total liabilities                             $6,660,514      6,478,174      6,634,128      6,609,765      6,544,716      6,116,957
Net interest-earning assets                   $  990,191        952,411        999,737        976,212        941,467        890,767
Stockholders' equity                          $1,375,334      1,374,414      1,378,246      1,392,817      1,389,899      1,336,026
Tangible equity (1)                           $  616,050        644,598        616,444        646,323        652,668        663,453
Common shares outstanding (2):
  Basic                                          108,042        109,646        109,011        110,227        111,128        108,200
  Diluted                                        109,026        110,658        110,032        111,239        112,033        109,246

===================================================================================================================================
SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
===================================================================================================================================
Securities, at amortized cost                       3.99%          3.67%          3.86%          3.71%          3.60%          3.50%
Loans
Commercial:
    Real estate                                     6.90%          6.68%          6.76%          6.71%          6.64%          6.59%
    Business                                        7.12%          6.46%          6.83%          6.50%          6.41%          6.08%
                                              ----------     ----------     ----------     ----------     ----------     ----------
     Total commercial loans                         6.95%          6.63%          6.78%          6.67%          6.59%          6.48%
  Residential                                       5.56%          5.54%          5.49%          5.53%          5.55%          5.61%
  Home equity                                       6.67%          6.13%          6.32%          6.23%          6.06%          5.86%
  Other consumer                                    7.33%          6.71%          6.77%          7.03%          6.55%          6.48%
  Specialized lending                              10.51%         10.67%         10.66%         10.67%         11.03%         10.33%
    Total loans                                     6.47%          6.27%          6.33%          6.30%          6.25%          6.20%

Total interest-earning assets                       5.89%          5.60%          5.73%          5.64%          5.55%          5.46%

Savings accounts                                    1.36%          1.09%          1.26%          1.13%          1.01%          0.98%
Interest-bearing checking                           1.51%          1.15%          1.37%          1.14%          1.08%          1.00%
Certificates of deposit                             3.43%          2.77%          3.16%          2.86%          2.61%          2.32%
Borrowed funds                                      3.79%          3.62%          3.61%          3.68%          3.61%          3.59%
    Total interest-bearing liabilities              2.58%          2.14%          2.37%          2.20%          2.06%          1.92%

Tax equivalent net interest rate spread             3.31%          3.46%          3.36%          3.44%          3.49%          3.54%
Tax equivalent net interest rate margin             3.68%          3.75%          3.70%          3.75%          3.77%          3.80%

Net interest rate spread                            3.24%          3.40%          3.29%          3.39%          3.45%          3.51%
Net interest rate margin                            3.60%          3.70%          3.63%          3.69%          3.72%          3.76%

----------
(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)   Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)   Includes nonaccrual loans